UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 5, 2026

WORKDAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6110 Stoneridge Mall Road
Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on February 6, 2026, the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) appointed Aneel Bhusri, Workday’s co-founder and Executive Chair, as Chief Executive Officer (“CEO”) of Workday.

In connection with his appointment as CEO, on March 5, 2026 (the “Grant Date”) Mr. Bhusri was granted the equity awards listed below under Workday’s 2022 Equity Incentive Plan. Mr. Bhusri will not be eligible for additional equity awards until fiscal 2028.
•A restricted stock unit (“RSU”) award to acquire 437,602 shares of Workday’s Class A Common Stock (the “Bhusri RSU”). The Bhusri RSU will vest over four years with 1/4th vesting on the one-year anniversary of the Grant Date and 1/16th vesting on each of the 12 quarterly anniversaries thereafter, subject to Mr. Bhusri’s continued service on each time-based vesting date.
•A performance-based RSU award to acquire 547,003 shares of Workday’s Class A Common Stock (the “PVU Award”), which will be divided into four equal tranches (each, a “Tranche”) each of which will require achievement of a stock price target as described below during such Tranche’s specific performance period, as well as Mr. Bhusri’s continued service on each time-based vesting date of the PVU Award.
The PVU is performance-based and represents the right to earn and vest in shares of Workday’s Class A common stock in four separate Tranches only if increasing stock price targets (each a “Price Hurdle”) are achieved over a five-year performance period and Mr. Bhusri continues to provide services to Workday on each achievement date. Testing for achievement of each Price Hurdle will be measured monthly by calculating the percentage increase of (i) the trailing simple moving average stock price of Workday’s Class A Common Stock over the 45 consecutive trading days ending on the 20th of each month over (ii) the trailing simple moving average stock price of Workday’s Class A Common Stock over the 10 consecutive trading dates ending on March 5, 2026 (the “Baseline Price”), as shown in further detail below:

PVU Performance Criteria
Performance Period	Tranche	Number of Shares	Price Hurdle (expressed as a percentage Increase from the Baseline Price)
Years 1 – 3	1	136,751	$171.39 (a 25% increase from the Baseline Price)
Years 2 – 4	2	136,751	$205.67 (a 50% increase from the Baseline Price)
Years 3 – 5	3	136,751	$239.94 (a 75% increase from the Baseline Price)
Years 3 – 5	4	136,750	$274.22 (a 100% increase from the Baseline Price)

If a Tranche’s Price Hurdle is achieved during such Tranche’s performance period, 1/20th of such Tranche’s PVU shares will vest on each of the 20 quarterly anniversaries of the Grant Date, subject to Mr. Bhusri’s continued service (as specified in the PVU Award Agreement) to Workday. Shares issued upon vesting will be subject to a two-year holding period. If a Tranche’s Price Hurdle is unachieved during its applicable performance period, Tranche 1 and/or Tranche 2 may be earned in a later performance period, but only if the higher Price Hurdle for such later performance period is also achieved.

Mr. Bhusri is eligible for the vesting acceleration benefits with respect to the Bhusri RSU as set forth under Workday’s Executive Severance and Change in Control Policy, as amended (the “Severance & CIC Policy”).

With respect to the PVU Award, if Mr. Bhusri’s employment is terminated without Cause other than in connection with a Change in Control (as defined in the Severance & CIC Policy), the Tranches for which the Price Hurdles are achieved (including any previously unachieved Price Hurdles that are achieved based on actual performance measured as of immediately prior to Mr. Bhusri’s termination date) will accelerate as to such number of shares that would have vested in the 12 months following such termination.

In the event that Mr. Bhusri’s employment is terminated without Cause or he resigns for Good Reason (each as defined in the Severance & CIC Policy) in connection with a Change in Control, the PVU Award will accelerate in full as to Tranches for which the Price Hurdles are achieved (including any previously unachieved Price Hurdles that are achieved based on the price per share paid in such Change in Control). If the PVU Award is not assumed in a Change in Control, then the vesting of such award will accelerate in full; provided that the PVU Award will accelerate in full as to Tranches for which the Price Hurdles are achieved (including any previously unachieved Price Hurdles that are achieved based on the price per share paid in such Change in Control).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 6, 2026

Workday, Inc.
/s/ Richard H. Sauer
Richard H. Sauer Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary